UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): June 29, 2012

                           VANGUARD ENERGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

         Colorado                     333-174194               27-2888719
   -------------------------       ------------------         -------------
 (State or other jurisdiction     (Commission File No.)      (IRS Employer
  of incorporation)                                         Identification No.)

                         1330 Post Oak Blvd., Suite 1600
                              Houston, Texas 77056
                        -------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (713) 627-2500

                                       N/A
                             ---------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Recent Sales of Unregistered Securities

     On June 29 and July 6, 2012 Vanguard Energy Corporation sold convertible secured promissory notes, in the total principal amount of $5,910,000, to a group of private investors. The notes bear interest at 15% per year, are payable quarterly, mature on June 30, 2015, and are convertible into shares of our common stock at a conversion price of $1.25 per share, subject to adjustment. The notes are secured by a first lien on a substantial portion of our assets.

     The placement agents for this offering received a cash commission of $427,900 as well as 461,000 Series E warrants. Each Series E warrant entitles the holder to purchase one share of our common stock. The Series E warrants may be exercised at any time on or before June 30, 2017 at a price of $1.55 per share.

      The foregoing description of the terms and conditions of the convertible notes and Series E warrants do not purport to be complete and are qualified in their entirety by the convertible notes and Series E warrants, which are attached hereto as Exhibits 10.13 and 10.14 and incorporated herein by reference.

      We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder ..with respect to the sale of the notes and warrants. The purchasers of these securities were accredited investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired these securities for their own account. The notes and warrants, and any shares of common stock issuable upon the conversion of the notes or the exercise of the warrants, cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

      Net proceeds from this financing will be used to fund an accelerated developmental drilling program in our fields located in Southeast Texas and to pay off any of our 2010 convertible notes that remain outstanding on October 31, 2012, the maturity date of the 2010 notes.

Item 7.01.   Regulation FD Disclosure.

      The information and exhibits provided pursuant to this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act. The information furnished pursuant to this
Item 7.01 shall instead be deemed "furnished."

      On July 5, 2012, the Company issued a press release with respect to the sale of convertible notes to the investors as described under Item 3.02. A copy of this press release is attached hereto as Exhibit 99.1.

Operations Update

      We also successfully completed another well in the Baston Dome field and await completion on two additional wells. These wells are still undergoing testing but we expect that they will perform similarly to our existing wells in the field and have production rates of between 20 and 30 barrels of oil per day each. We now have seven total producing wells in the Batson Dome field. Our net production for is now approximately 200 BOPD and we continue to receive a premium to WTI pricing. We have been cash flow positive from operations since the Spring of 2011. Our engineers and geologists estimate there are up to 50 potential well locations in its Batson Dome field.

      We previously announced the successful acquisition of additional acreage in the Hull-Daisetta field in Southeast Texas, approximately 10 miles from the Batson Dome field. This field also sits atop a salt dome and has similar geologic features with Batson Dome. This new lease provides us with a foothold in a new field and the ability to expand our low-risk drilling program.

Item 9.01   Exhibits

     10.13   Form of Convertible Note
     10.14   Form of Series E Warrant
     99.1    Press Release dated July 5, 2012

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 5, 2012                 VANGUARD ENERGY CORPORATION


                                      By: /s/ Warren Dillard
                                          --------------------------------------
                                         Warren M. Dillard, President and Chief
                                         Executive Officer

EXHIBIT INDEX

10.13   Form of Convertible Note
10.14   Form of Series E Warrant
99.1    Press Release dated July 6, 2012